UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 9, 2007 (March 6, 2007)

GENERAL DYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia		22042-4513
(Address of Principal Executive Offices)		(Zip Code)

(703) 876-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 6, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of General Dynamics Corporation (the “Company”) approved 2006 bonus payments to the Company’s named executive officers and certain other officers of the Company and its subsidiaries. The following bonus payments to the Company’s named executive officers were approved by the Committee:

Name and Principal Position	2006 Bonus Amount

Nicholas D. Chabraja	$3,200,000
Chairman of the Board and Chief Executive Officer

L. Hugh Redd (a)	$450,000
Senior Vice President and Chief Financial Officer

Gerard J. DeMuro	$725,000
Executive Vice President, Information Systems and Technology

Bryan T. Moss	$700,000
Executive Vice President, Aerospace

David A. Savner	$665,000
Senior Vice President, General Counsel and Secretary

Michael J. Mancuso (b)	$700,000
Former Senior Vice President and Chief Financial Officer

(a)	Mr. Redd was appointed Senior Vice President and Chief Financial Officer of the Company effective June 1, 2006.

(b)	Mr. Mancuso retired as Senior Vice President and Chief Financial Officer of the Company effective May 31, 2006, and as an employee of the Company effective June 30, 2006. The bonus amount paid to Mr. Mancuso was paid in accordance with the terms of Mr. Mancuso’s employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz
John W. Schwartz
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: March 9, 2007